EXHIBIT 99.1

The following form of email is being sent to certain shareholders of the Registrant in connection with the Registrant’s 2017 Annual Meeting of Shareholders.

FORM OF EMAIL TO CERTAIN SHAREHOLDERS AND EMPLOYEE SHAREHOLDERS OF AMERICAN EXPRESS COMPANY

Dear American Express Shareholder,

The American Express Company (AXP) 2017 Annual Meeting of Shareholders will be held at AXP's headquarters at 200 Vesey Street, 26th Floor, NY, NY 10285, on Monday, May 1, 2017, at 9:00 a.m. Eastern Time.

You are entitled to vote the AXP common shares held in your name. Your shares may be held:

–	Directly in your name, including shares purchased through the stock purchase plan administered by our transfer agent, Computershare, or restricted shares issued to employees under our long-term incentive plans; or

–	Indirectly through the American Express Company Stock Fund of our Retirement Savings Plan (RSP) or the Employee Stock Ownership Plan of Amex Canada, Inc. and Amex Bank of Canada (ESOP).

YOUR SHARES COVERED BY THIS EMAIL

This email covers all shares in the following account(s):

NAME

----------------------------------------

AMERICAN EXPRESS COMPANY	123,456,789,012.00000
AMEX 401K	123,456,789,012.00000
AMERICAN EXPRESS COMPANY- TEST	123,456,789,012.00000
AMEX 401K	123,456,789,012.00000
AMEX LONG TERM INCENTIVE AWARDS	123,456,789,012.00000
AMEX CANADIAN ISP	123,456,789,012.00000
AMERICAN EXPRESS COMPANY	123,456,789,012.00000
AMERICAN EXPRESS COMPANY	123,456,789,012.00000
AMERICAN EXPRESS COMPANY	123,456,789,012.00000
AMERICAN EXPRESS COMPANY	123,456,789,012.00000

If you hold additional AXP shares that are not listed above (as, for example, in a personal brokerage account), you will receive separate voting instructions for those shares. Please follow those instructions to ensure that you vote all the shares that you own.

HOW TO VOTE

To vote your proxy you will need to use your unique control number:
0123456789012345

ONLINE

You can enter your voting instructions and view the AXP 2016 Annual Report and 2017 Proxy Statement at the web address below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/00123456789012345

Note: If your email software supports it, you can click on the above link.

To access ProxyVote.com, you will need your four-digit PIN:

–	If you have previously set up a PIN at https://www.proxyvote.com/00123456789012345, use the four-digit PIN you selected.
–	Otherwise, your PIN is the last four digits of your Social Security number.
–	If you have previously set up a PIN and have forgotten it, please follow the instructions on https://www.proxyvote.com.

BY TELEPHONE

If you are located in the United States or Canada you can vote your shares by calling 1-800-690-6903 (toll-free). You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes.

BEFORE YOU VOTE

Please review the Company's 2016 Annual Report and the 2017 Proxy Statement which are available online at the website specified above.

Shareholders who would like to receive a printed copy of the Annual Report, the Proxy Statement, or a copy of the proxy card can send an email to the Secretary's Office at john.nowak@aexp.com.

VOTING DEADLINE

To allow sufficient time for the RSP and the ESOP trustees to vote, the trustees must receive your voting instructions by 3:00 p.m. Eastern Time on Wednesday, April 26, 2017. If the trustees for the RSP and the ESOP do not receive your instructions by that date, the trustees will not vote your shares.

All other shares may be voted through 11:59 p.m. Eastern Time on Sunday, April 30, 2017.

VOTE CONFIRMATION

ProxyVote confirmation is a service that gives shareholders the opportunity to confirm that their vote was cast in accordance with their instructions. Vote confirmation will be available 24 hours after your vote is received beginning April 17, 2017, and will remain available through July 3, 2017. Select the link below, and you will be prompted to enter the control number above. If your vote is not yet available, please retain your control number and revisit the page at a later date. You can access the site at: http://confirm.proxyvote.com.

Your vote is important. We encourage you to vote promptly.

Thank you,

Carol V. Schwartz
Secretary
American Express Company